SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 10, 2006

METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Metro One Telecommunications, Inc. (the “Company”) has entered into a Settlement Agreement and Disentanglement Transition Plan (the “Plan”), dated as of February 10, 2006, with Nextel Operations, Inc. (“Nextel”) that resolves certain disputed matters in connection with the earlier termination by Nextel of the Master Services Agreement for Directory Assistance Services between the Company and Nextel.  The Plan calls for the Company to continue to provide services to Nextel callers, as needed, through March 31, 2006, for the resolution of any disputes with respect to the termination by Nextel, and for the payment by Nextel to the Company of up to $5.75 million in three installments through the end of March 2006.  These payments are in addition to $2.5 million previously paid by Nextel in connection with the transition and in addition to the contractual payments by Nextel for normal service provided by Metro One to Nextel callers through the transition period.  These payments may be reduced or withheld if the Company does not meet performance targets outlined in the Master Services Agreement.

Item 7.01               Regulation FD Disclosure

On February 14, 2006, the Company issued a press release announcing the entry into the Plan.  A copy of the press release is included as an exhibit to this Form 8-K.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

99.1         Press Release dated February 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2006	METRO ONE TELECOMMUNICATIONS, INC.

By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer